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                                                                   EXHIBIT 23(c)

                        [KPMG Peat Marwick Letterhead]



                         Independent Auditors' Consent
                         -----------------------------



  The Board of Directors
  Norwest Corporation:

  We consent to the use of our report dated January 20, 1993 incorporated herein by reference and to the reference to our firm under the heading "EXPERTS" in the prospectus. Our report refers to the Corporation's adoption of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions."

                                 /s/ KPMG Peat Marwick

  Minneapolis, Minnesota
  January 24, 1994